TERMINATION OF TRADEMARK LICENSE AGREEMENT

TERMINATION OF TRADEMARK LICENSE_AGREEMENT, dated as of July 11, 2017 (this "Termination"), between ESH STRATEGIES BRANDING LLC, a Delaware limited liability company (the "Licensor") and ESA CANADA OPERATING LESSEE ULC, a British Columbia unlimited liability corporation (f/k/a ESA Canada Operating Lessee Inc., the "Licensee").

WITNESSETH:

WHEREAS, pursuant to that certain Trademark License Agreement, dated as of October 8, 2010, as amended by that certain First Amendment to Trademark License Agreement, dated as of November 30, 2012 (as amended, the "License Agreement"), Licensor granted to Licensee a non-exclusive and non-transferable right to the use the Marks in connection with the operation of various hotel properties listed on Exhibit A hereto (collectively, the "Hotels");

WHEREAS, ESA Canada Administrator L.L.C. ("Canada Administrator"), ESA Canada Properties Trust ("Canada Properties," and together with Canada Administrator, the "Sellers") and 8887322 Canada Inc. ("Purchaser") entered into that certain Purchase and Sale Agreement, dated as of October 21, 2016, as amended by that certain Amending Agreement, dated as of January 30, 2017, and as further amended by that certain Second Amending Agreement, dated as of February 13, 2017 (as amended, the "PSA"); and

WHEREAS, pursuant to the PSA, the Hotels were sold to the Purchaser.

NOW, THEREFORE, Licensor and Licensee agree as follows:

1. Defined Terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the License Agreement.

2. Termination of License Agreement. The License Agreement is hereby terminated in its entirety, as of May 1, 2017, and Licensor and Licensee shall have no further rights or obligations thereunder, except as are expressly stated in the License Agreement to survive the termination thereof.

3. Miscellaneous. This Termination contains the entire agreement of the parties with respect to the subject matter hereof and all prior negotiations, understandings or agreements between the parties with respect to the subject matter hereof are merged herein.

4. Counterparts. This Termination may be executed in counterparts each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. An executed counterpart delivered by ".pdf", facsimile or email shall be binding upon the parties.

5. Governing Law. This Termination shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Licensor and the Licensee have duly executed this Termination as of the day and year first above written to be effective as provided in Section 2 above.

LICENSOR:

ESH STRATEGIES BRANDING LLC

By: ESH HOSPITALITY STRATEGIES LLC, its sole member

By: ______________________________
Name: John Dent
Title: VP & Secretary

LICENSEE:

ESA CANADA OPERATING LESSEE ULC

By: ESH MEZZANINE 2 HOLDINGS LLC, its sole member

By: ______________________________
Name: John Dent
Title: VP & Secretary

EXHIBIT A

HOTELS

1. 141 Cooper Street, Ottawa, ON (No. 1250)
2. 3600 Steels Avenue West, Vaughan, ON (No. 1251)
3. 222 LeMarchant Road, St. Johns, NL (No. 1252)